UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 7, 2005

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)		No.)
20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:                          (816) 421-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

[     ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        Aquila, Inc. today announced that it has accepted for conversion all of its 6.75% Premium Income Equity SecuritiesSM (“PIESSM”) that were tendered pursuant to Aquila’s exchange offer prior to the expiration date at midnight, New York City time on July 6, 2005. A total of 13,642,945 PIES were tendered for conversion, representing 98.9% of the outstanding PIES.

        Holders of the tendered PIES will receive a conversion premium of 1.5896 shares of Aquila common stock per PIES, in addition to the 8.0386 shares of Aquila common stock per PIES that holders will receive upon the optional conversion in accordance with the existing terms and conditions of the PIES. This conversion will result in the issuance of 131.357 million shares of Aquila common stock.

        A copy of the press release announcing the results of the exchange offer is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

      (c) Exhibits

        99.1 – Copy of press release dated July 7, 2005.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Christopher M. Reitz
Christoper M. Reitz Senior Vice President, General Counsel and Corporate Secretary Date: July 7, 2005